UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 6, 2016

LIFEPOINT HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

(b) On September 6, 2016, LifePoint Health, Inc. (the “Company”) announced that Leif M. Murphy will resign from his position as Chief Financial Officer of the Company, effective September 30, 2016.

(c) On September 6, 2016, the Company also announced that its Board of Directors has appointed Michael S. Coggin, age 47, as the Company’s Chief Financial Officer, effective September 30, 2016. Mr. Coggin has served as Senior Vice President and Chief Accounting Officer for the Company since December 2008. In this role Mr. Coggin has been responsible for the Company’s external financial reporting, corporate accounting and consolidation functions, tax functions and the Company’s internal control compliance requirements. Additionally, Mr. Coggin has had certain responsibilities associated with the Company’s treasury and finance functions. Mr. Coggin previously served as Chief Financial Officer of Specialty Care Services Group, a multi-service line healthcare provider primarily focused on providing perfusion and auto-transfusion services to hospitals. Prior to that, he was a senior vice president in the finance, accounting and internal audit groups of Renal Care Group, Inc. from April 2004 until its acquisition by Fresenius Medical Care AG & Co. KGaA in March 2006. Mr. Coggin began his professional career as an auditor with KPMG Peat Marwick.  The portion of the Company’s press release announcing Mr. Murphy’s resignation and Mr. Coggin’s appointment is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 6, 2016, the Company affirmed its 2016 guidance previously provided on July 29, 2016.  The portion of the Company’s press release announcing such affirmation is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated September 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HEALTH, INC.

	By:	/s/ Paul D. Gilbert
		Name:	Paul D. Gilbert
		Title:	Executive Vice President and Chief Legal Officer

Dated: September 6, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated September 6, 2016